EXHIBIT 10.3

Amendment to Loan Agreement

THIS AMENDMENT TO LOAN AGREEMENT is dated as of March 9, 2017 (this “Amendment”), by and between RenovaCare, Inc., a corporation organized under the laws of the State of Nevada (“Borrower”), and Kalen Capital Corporation, a corporation organized under the laws of Alberta, Canada (“Creditor”).

W I T N E S S E T H:

WHEREAS, Creditor and Borrower have entered into a loan agreement dated as of September 9, 2016 (the “September Loan Agreement”) pursuant to which Creditor agreed to loan Borrower up to $900,000 and has provided Borrower a loan in the principal amount of $700,000; and

WHEREAS, Creditor and Borrower have entered into a loan agreement dated as of February 23, 2017 (the “February Loan Agreement”) pursuant to which Creditor provided a loan in the principal amount of $395,000 (all capitalized but undefined terms used herein shall have the meaning set forth in the September Loan Agreement or February Loan Agreement); and

WHEREAS, Creditor and Borrower wish to amend the September Loan Agreement the February Loan Agreement as set forth herein;

NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants hereinafter set forth and intending to be legally bound hereby, agree as follows:

I. Amendments

Section 2.04 of the September Loan Agreement is deleted in its entirety and the following inserted in lieu thereof:

“2.04 Conversion of Loan. Beginning on the one month anniversary of the Closing Date, the Creditor, at its sole and absolute discretion, shall have the right but not obligation, to convert any portion of the Loan, including all interest then due thereon, into shares of the Borrower’s common stock at a price (the “Conversion Price”) equal to the lesser of: (i) $1.54, or (ii) a twenty percent (20%) discount to the average closing price of the Borrower’s common stock as quoted on the OTC Markets Group Inc. QB tier (the “OTCQB”) for the five (5) days prior to the date on which the Creditor provides the Borrower with a notice to convert the Loan pursuant to this Section 2.04, subject to a floor price of $1.23 per share.”

Section 2.04 of the February Loan Agreement is deleted in its entirety and the following inserted in lieu thereof:

“2.04 Conversion of Loan. Beginning on the one month anniversary of the Closing Date, the Creditor, at its sole and absolute discretion, shall have the right but not obligation, to convert any portion of the Loan, including all interest then due thereon, into shares of the Borrower’s common stock at a price (the “Conversion Price”) equal to the lesser of: (i) $3.45, or (ii) a twenty percent (20%) discount to the average closing price of the Borrower’s common stock as quoted on the OTC Markets Group Inc. QB tier (the “OTCQB”) for the five (5) days prior to the date on which the Creditor provides the Borrower with a notice to convert the Loan pursuant to this Section 2.04, subject to a floor price of $2.76 per share.”

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II. Promissory Notes

The parties hereto agree that the Promissory Notes issued by Borrower to Creditor pursuant to the September Loan Agreement and February Loan Agreement shall be read to include the changes set forth in this Amendment regardless of whether a replacement Promissory Note is issued. Creditor may request Borrower to issue a replacement Promissory Note, in which case Creditor shall forward the original Promissory Note to Borrower marked “CANCELLED.”

III. Continuing Effect of the Loan Agreements

Except as specifically amended by this Amendment, the terms and conditions of the September Loan Agreement and February Loan Agreement remain in full force and effect.

This Amendment may be executed by facsimile or in .pdf electronic format and in counterparts, each of which shall be deemed to be an original, and both of which taken together, shall constitute one agreement binding on both parties.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first above written.

RenovaCare, Inc.

By:	/s/ Thomas Bold
Name:	Thomas Bold
Title:	President and Chief Executive Officer

Kalen Capital Corporation

By:	/s/ Harmel S. Rayat
Name:	Harmel S. Rayat
Title:	President

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